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Exhibit 4.1.4

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 22, 2007

to the

INDENTURE

dated as of May 7, 2007

between

EDISON MISSION ENERGY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

        FOURTH SUPPLEMENTAL INDENTURE, dated as of August 22, 2007 (this "Fourth Supplemental Indenture"), to the Indenture, dated as of May 7, 2007 (the "Original Indenture"), between EDISON MISSION ENERGY, a Delaware corporation (the "Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

        WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture;

        WHEREAS, Section 7.1(d) of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture without the consent of any Holders of Notes, among other things, to cure, correct or supplement any provision in the Original Indenture which may be defective, provided that such provision shall not adversely affect the interests of any of the Holders of Notes in any material respect;

        WHEREAS, there exists an error (the "Error") as follows: Section 3.5(iii) of the Original Indenture specifies that "10%" is the percentage of Consolidated Net Tangible Assets under which the Company is permitted to incur other liens. This is inconsistent with the Section labeled "Description of the Notes—Covenants—certain covenants—Restrictions on liens" sub-clause (3) of the confidential offering memorandum for the Company's $2,700,000,000 Senior Secured Notes, dated May 1, 2007 (the "Offering Memorandum") in which "15%" is specified as the percentage of Consolidated Net Tangible Assets under which the Company is permitted to incur other liens;

        WHEREAS, the Company has been authorized by resolutions of its board of directors to enter into this Fourth Supplemental Indenture; and

        WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly complied with and performed..

        NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

        In consideration of the premises and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

ARTICLE I.

DEFINITIONS

        (a)   Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

        (b)   The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II.

AMENDMENT

        SECTION 2.1    Amending the Error.

        Pursuant to Section 7.1(d) of the Original Indenture and in order to correct the Error, Section 3.5(iii) of the Original Indenture is hereby amended such that "other liens not to exceed 10% of Consolidated Net Tangible Assets" therein is hereby replaced with "other liens not to exceed 15% of Consolidated Net Tangible Assets".

ARTICLE III.

MISCELLANEOUS

        SECTION 3.1    Execution of Supplemental Indenture.

        Except as amended herein, the Original Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fourth Supplemental Indenture forms a part thereof.

        SECTION 3.2    Concerning the Trustee.

        The recitals contained herein, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

        SECTION 3.3    Counterparts.

        This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 3.4    GOVERNING LAW.

        THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

EDISON MISSION ENERGY
By:	/s/ STEVEN D. EISENBERG
	Name:	Steven D. Eisenberg
	Title:	Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ MADDY HALL
	Name:	Maddy Hall
	Title:	Assistant Vice President

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FOURTH SUPPLEMENTAL INDENTURE